                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   ----------


                                    FORM 8-K



                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):

                                December 3, 1997


                          SmarTalk TeleServices, Inc.
             (Exact name of Registrant as specified in its charter)


                                   California
                    (State or jurisdiction of incorporation)


        0-21579                                           95-4502740
(Commission File Number)                      (IRS Employer Identification No.)

1640 South Sepulveda Boulevard, Suite 500, Los Angeles, CA          90025
         (Address of principal executive offices)                 (Zip Code)


                                 (310) 444-8800
                        (Registrant's Telephone Number)
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ITEM 5. OTHER EVENTS

        SmarTalk TeleServices, Inc., a California corporation ("SmarTalk"), is party to an Agreement and Plan of Reorganization and Merger by and among SmarTalk, SMTK Acquisition Corp. II, a Delaware corporation and ConQuest Telecommunication Services Corp., a Delaware corporation ("ConQuest"), dated as of July 30, 1997 (the "Merger Agreement"). In order to provide for a more orderly transition, SmarTalk and ConQuest executed an Interim Operating Agreement effective as of December 3, 1997 (the "Operating Agreement"). Pursuant to the Operating Agreement, operational control of ConQuest passed to SmarTalk as of December 3, 1997. Among other provisions contained in the Operating Agreement, SmarTalk and ConQuest agreed to waive certain conditions contained in the Merger Agreement and agreed to a new composition of the ConQuest Board of Directors.

        On December 9, 1997, SmarTalk closed the previously announced acquisition of selected assets of the prepaid phone card business of Frontier Corporation, a New York corporation.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c)     EXHIBITS

                99.1 Interim Operating Agreement by and between SmarTalk TeleServices, Inc. and ConQuest Telecommunication Services Corp., effective as of December 3, 1997.

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                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        SMARTALK TELESERVICES, INC.
                                               (Registrant)


                                        By /s/ ERICH L. SPANGENBERG
                                           --------------------------------
                                           Erich L. Spangenberg
                                           Vice Chairman of the Board and
                                           Chief Operating Officer


Date: December 23, 1997
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                                 EXHIBIT INDEX


Number          Subject Matter
------          --------------
99.1            Interim Operating Agreement by and between SmarTalk TeleServices,
                Inc. and ConQuest Telecommunication Services Corp., effective as of December 3, 1997.